SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

May 25, 2007

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2007, HealthTronics, Inc. (the “Company”) and Lithotripters, Inc., a wholly-owned subsidiary of the Company (“Lithotripters”), entered into an amendment (collectively, the “Amendments”) to each of the Stock Purchase Agreement and Interest Purchase Agreement, each dated as of February 13, 2007, under which Lithotripters agreed to purchase all of the outstanding capital stock of Keystone ABG, Inc. (the “General Partner”), all of the outstanding capital stock of Keystone Kidney Associates, PC (the “PC”), and an approximate 14% limited partner interest in Keystone Mobile Partners, L.P. (the “Partnership”). According to the terms of the Partnership’s partnership agreement, the acquisition of the limited partner interest in the Partnership is subject to a right of first refusal of the partners of the Partnership, all of which partners must exercise such right or the exercise of such right will not be effective. In order to allow the partners to effectively have a pro-rata right of first refusal (rather than the “all-or-nothing” right of first refusal provided for in the Partnership’s partnership agreement), after the closing, Lithotripters intends to offer to sell to each of the partners a pro-rata portion of the limited partner units acquired by Lithotripters under the Interest Purchase Agreement. To the extent any limited partner units are not sold to partners in such pro-rata offering, Lithotripters intends to offer to new potential investors up to a total of six unsold limited partner units. The offering price for such limited partner interests would be equal to the price paid by Lithotripters to acquire such interests under the Interest Purchase Agreement. Under the terms of the Amendments, (1) the purchase price for the capital stock of the General Partner and the PC will be reduced based on the number of limited partner units sold in Lithotripters’ post-closing offering rather than based on whether the right of first refusal is effectively exercised, (2) the transactions contemplated by the Stock and Interest Purchase Agreements will be deemed to have occurred forty-five days before the closing date, and (3) the parties agreed to elect to treat the transactions as a sale of assets for tax purposes and Lithotripters agreed to indemnify the sellers for any taxes they incur as a result of such election that would not have been incurred if such transactions were treated as a sale of stock for tax purposes.

           The transactions contemplated by the Stock and Interest Purchase Agreements are subject to the satisfaction of customary closing conditions. The Company can give no assurance that such transactions will be consummated.

           The First Amendment to Stock Purchase Agreement and First Amendment to Interest Purchase Agreement are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1	First Amendment to Stock Purchase Agreement, dated as of May 25, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., Keystone ABG Inc., Keystone Kidney Associates, PC, David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

10.2	First Amendment to Interest Purchase Agreement, dated as of May 25, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Date: May 31, 2007	By:	/s/ Ross A. Goolsby

	Name: Title:	Ross A. Goolsby Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	First Amendment to Stock Purchase Agreement, dated as of May 25, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., Keystone ABG Inc., Keystone Kidney Associates, PC, David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.

10.2	First Amendment to Interest Purchase Agreement, dated as of May 25, 2007, by and among HealthTronics, Inc., Lithotripters, Inc., David Arsht, D.O., P. Kenneth Brownstein, M.D., Larry E. Goldstein, M.D. and Michael Dernoga.